INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-63608 of the International Game Technology on Form S-8 of our report dated June 2, 2003, appearing in this Annual Report on Form 11-K of the International Game Technology Profit Sharing Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche, LLP

Reno, Nevada
June 25, 2003